Exhibit 99.1
NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. REPORTS FISCAL 2009
THIRD QUARTER RESULTS
PEMBROKE PINES, Florida, December 2, 2009. Claire’s Stores, Inc., a leading specialty retailer offering value-priced fashion accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today reported its financial results for the 2009 third quarter, which ended October 31, 2009.
Third Quarter Results
The Company reported net sales of $324.4 million for the 2009 third quarter, a decrease of $8.6 million, or 2.6%, compared to 2008 third quarter. The decrease was attributable to the effect of stores closed in North America at the end of fiscal 2008 and the first half of fiscal 2009, decreases in shipments to franchisees, foreign currency translation effect of our foreign locations’ sales, and a decrease in same store sales, partially offset by new store revenue. Sales would have declined 1.9% excluding the impact from foreign currency rate changes.
Consolidated same store sales declined 0.3% in the 2009 third quarter. In North America, same store sales decreased 1.9%, with sales at our Icing stores increasing slightly during the quarter. European same store sales increased 2.3%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates. To date, consolidated fourth quarter same store sales are in the negative low single digits.
Chief Executive Officer Gene Kahn commented, “We are pleased with our improved level of performance in the third quarter. Our global team is dedicated to driving our results on a three-prong basis. First, our merchandise is more fashion-right, resonates better with our targeted customer groups and contains a more balanced approach to the overall assortment. Second, our stores have better merchandise presentation, stronger plan-o-gram execution, improved merchandise flows and adjacencies, and have more compelling customer appropriate in-store marketing. And third, our global team is working together in a more coordinated and cohesive fashion across the buying and planning, stores and field, and sales support organizations. These three sales driving components, coupled with our expense reduction efforts, helped us produce improved EBITDA performance in the third quarter. While we believe we are well positioned for the fourth quarter, consumer spending continues to be under pressure and the macro-economic environment remains uncertain.”
Gross profit percentage increased 250 basis points during the 2009 third quarter to 51.2% compared to the 2008 third quarter of 48.7%. The increase consisted of a 240 basis point improvement in merchandise margin and a 10 basis point decrease in buying cost. The improvement in merchandise margin was due to increased initial mark-up on purchases, reduced markdowns and decreased freight costs. Occupancy costs decreased approximately $2.0 million, $1.1 million net of foreign currency translation effect.
Selling, general and administrative expenses decreased $12.2 million, or 9.4%, compared to the 2008 third quarter. Excluding a decrease of $5.0 million of non-recurring costs related to our Cost Savings Initiative and Pan European Transformation project and a $0.4 million foreign currency translation effect, the net decrease in selling, general and administrative expenses would have been $6.8 million or 5.5%.
Adjusted EBITDA in the fiscal 2009 third quarter was $53.7 million compared to $44.6 million in the fiscal 2008 third quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, gain from early debt extinguishment, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At October 31, 2009, cash and cash equivalents were $165.2 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. As previously disclosed, the Company drew the full available amount under the facility during the fiscal 2008 third quarter in order to preserve the availability of the commitment because a member of the facility syndicate, Lehman Brothers, filed for bankruptcy. The agent bank has not yet found a replacement for

Lehman Brothers in the facility syndicate, or arranged for the assumption of Lehman Brothers’ commitment by a creditworthy entity. The Company will continue to assess whether to pay down all or a portion of this outstanding balance based on various factors, including the creditworthiness of other syndicate members and general economic conditions.
We generated cash from operating activities of $21.2 million in the fiscal 2009 third quarter. This was net of $15.9 million of interest payments. Capital expenditures during the three months ended October 31, 2009 were $6.6 million, of which $5.3 million related to new store openings and remodeling projects, compared with $13.6 million of capital expenditures during the three months ended November 1, 2008. During the fiscal 2009 third quarter, we paid $26.5 million to retire $27.5 million of Senior Toggle Notes and $15.0 million of Senior Subordinated Notes.

Store Count as of:	October 31, 2009	January 31, 2009	November 1, 2008
North America	2,001	2,026	2,144
Europe	953	943	930

Subtotal Company-Owned	2,954	2,969	3,074

Joint Venture	215	214	209
Franchise	192	196	188

Subtotal Non-Owned	407	410	397

Total	3,361	3,379	3,471

Conference Call Information
The Company will host its third quarter conference call on December 3rd, at 10:00 a.m. (EST). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through December 20, 2009. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced fashion accessories and jewelry for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of October 31, 2009, Claire’s Stores, Inc. operated 2,954 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 215 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 192 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness, general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC on April 28, 2009. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
     THIRD FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	October 31, 2009	November 1, 2008
Net sales	$324,404	$332,971
Cost of sales, occupancy and buying expenses	158,294	170,979

Gross profit	166,110	161,992

Other expenses (income):
Selling, general and administrative, excluding severance costs	116,929	129,121
Depreciation and amortization	17,327	20,024
Severance and transaction-related costs	32	(569)
Other income, net	(874)	(2,612)

	133,414	145,964

Operating income	32,696	16,028
Gain on early debt extinguishment	16,096	—
Interest expense, net	43,716	50,462

Income (loss) before income taxes	5,076	(34,434)
Income tax expense (benefit)	2,187	(12,880)

Net income (loss)	$2,889	$(21,554)

     YEAR TO DATE

	Nine Months	Nine Months
	Ended	Ended
	October 31, 2009	November 1, 2008
Net sales	$931,698	$1,019,947
Cost of sales, occupancy and buying expenses	467,561	523,228

Gross profit	464,137	496,719

Other expenses (income):
Selling, general and administrative, excluding severance costs	336,211	392,877
Depreciation and amortization	54,185	64,686
Severance and transaction-related costs	406	5,695
Other income, net	(1,182)	(3,721)

	389,620	459,537

Operating income	74,517	37,182
Gain on early debt extinguishment	33,200	—
Interest expense, net	134,279	147,858

Loss before income taxes	(26,562)	(110,676)
Income tax expense (benefit)	3,305	(36,621)

Net loss	$(29,867)	$(74,055)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2009	January 31, 2009
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$165,159	$204,574
Inventories	138,817	103,691
Prepaid expenses	40,417	31,837
Other current assets	27,516	27,079

Total current assets	371,909	367,181

Property and equipment:
Land and building	22,288	22,288
Furniture, fixtures and equipment	160,803	143,702
Leasehold improvements	230,504	214,007

	413,595	379,997
Less accumulated depreciation and amortization	(169,969)	(113,926)

	243,626	266,071

Intangible assets, net of accumulated amortization of $30,733 and $19,731, respectively	587,555	587,125
Deferred financing costs, net of accumulated amortization of $27,101 and $17,646, respectively	50,489	59,944
Other assets	60,293	56,428
Goodwill	1,544,346	1,544,346

	2,242,683	2,247,843

Total assets	$2,858,218	$2,881,095

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$66,183	$53,237
Current portion of long-term debt	14,500	14,500
Income taxes payable	6,186	6,477
Accrued interest payable	28,436	13,316
Accrued expenses and other current liabilities	105,727	107,974

Total current liabilities	221,032	195,504

Long-term debt	2,320,481	2,373,272
Revolving Credit Facility	194,000	194,000
Deferred tax liability	114,479	112,829
Deferred rent expense	22,020	18,462
Unfavorable lease obligations and other long-term liabilities	37,134	42,871

	2,688,114	2,741,434

Commitments and contingencies	—	—
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	613,759	609,427
Accumulated other comprehensive income (loss), net of tax	8,131	(22,319)
Retained deficit	(672,818)	(642,951)

	(50,928)	(55,843)

Total liabilities and stockholder’s deficit	$2,858,218	$2,881,095

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment of assets and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008
Net income (loss)	$2,889	$(21,554)	$(29,867)	$(74,055)
Income tax expense (benefit)	2,187	(12,880)	3,305	(36,621)
Gain on early debt extinguishment	(16,096)	—	(33,200)	—
Interest expense	43,744	50,830	134,420	149,113
Interest income	(28)	(368)	(141)	(1,255)
Depreciation and amortization	17,327	20,024	54,185	64,686

Reported EBITDA	50,023	36,052	128,702	101,868
Book to cash rent adjustment (a)	581	1,768	1,656	5,390

EBITDA after rent related adjustment	50,604	37,820	130,358	107,258
Amortization of intangible assets (b)	505	491	1,513	1,593
Loss (income) in equity of joint venture (c)	(411)	(386)	777	(285)
Loss (gain) on retirement of property and equipment, net (d)	31	(58)	39	(215)
Gain on sale of intangible assets (e)	—	(1,446)	(598)	(1,446)
Stock compensation expense (f)	1,440	2,238	4,332	6,153
Legal settlement & related costs (g)	—	—	—	373
Relocation costs (h)	743	214	1,319	958
Consulting expenses (i)	—	—	—	1,132
Fixture leases (j)	—	—	—	255
Management fee (k)	750	750	2,250	2,250
Severance and transaction related costs (l)	32	(569)	406	5,695
Pan European Transformation costs (m)	—	2,745	30	8,728
Cost Savings Initiative costs (n)	1	2,831	15	4,502

Adjusted EBITDA	$53,695	$44,630	$140,441	$136,951

The following footnotes relate to the table on page 7:

(a)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

(b)	Represents non-cash amortization of lease rights.

(c)	Represents non-cash equity loss (income) from our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents non-cash gains and losses on store related property and equipment primarily associated with remodels, relocations and closures.

(e)	Represents the gain on sale of lease rights upon exiting certain European locations.

(f)	Represents non-cash stock compensation expense.

(g)	Represents a legal settlement and fees in connection with wage and hour class action litigation in California.

(h)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

(i)	Represents non-recurring consulting expenses.

(j)	Represents non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(k)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(l)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.

(m)	Represents costs of our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expense which are included in buying and SG&A expenses.

(n)	Represents the costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.